Exhibit 99.1
Evolv Technology Reports First Quarter Financial Results

— Company Raises Outlook for 2026 —

•Q1'26 Revenue of $46.3 million, up 45% year-over-year
•Q1'26 Ending ARR1 of $127.3 million, up 20% year-over-year
•Q1'26 Net Loss of $(5.0) million, with Net Profit Margin of (10.8)%
•Q1'26 Adjusted EBITDA2 of $3.9 million, with Adjusted EBITDA Margin2 of 8.5%
Waltham, Massachusetts – May 12, 2026 – Evolv Technologies Holdings, Inc (NASDAQ: EVLV), a leading security technology company pioneering AI-based solutions designed to help create safer experiences, today announced financial results for the quarter ended March 31, 2026.
“Our first quarter results reflect our progress in building a disciplined and predictable business,” said John Kedzierski, President and Chief Executive Officer of Evolv Technology. “Revenue growth during the quarter was driven by new customer acquisition, expanding deployments within our installed base, and growing adoption of our newest product — Evolv eXpedite. Looking ahead, we remain focused on scaling the business and delivering weapon screening in complex, real-world environments across the growing customer base we are serving—helping make the world a better place to live, learn, work, and play.”

Results for the First Quarter of 2026
Total revenue for the first quarter of 2026 was $46.3 million, an increase of 45% compared to $32.0 million for the first quarter of 2025. Revenue for the first quarter of 2026 was primarily driven by strong new customer additions and continued expansion of deployments across the existing customer base. Annual Recurring Revenue (“ARR”)1 was $127.3 million at the end of first quarter of 2026, an increase of 20% compared to $106.0 million at the end of the first quarter of 2025. Net loss for the first quarter of 2026 was $(5.0) million, or $(0.03) per basic and diluted share, compared to net loss of $(1.7) million, or $(0.01) per basic and diluted share, in the first quarter of 2025. Adjusted loss2 for the first quarter of 2026 was $(3.3) million, or $(0.02) per diluted share, compared to adjusted loss2 of $(3.4) million, or $(0.02) per diluted share, for the first quarter of 2025. Adjusted EBITDA2 for the first quarter of 2026 was $3.9 million compared to $2.1 million in the first quarter of 2025. As of March 31, 2026, the Company had cash, cash equivalents and marketable securities of $61.1 million.
The following table summarizes the breakdown of recurring and non-recurring revenue3 for each period presented:

	Three Months Ended March 31,
	2026	2025	% Change
Recurring revenue	$31,176	$25,753	21%
Non-recurring revenue	15,152	6,254	142%
Total revenue	$46,328	$32,007	45%

The following table summarizes operating cash flows for each period presented:

	Three Months Ended March 31,
	2026	2025
Net loss	$(5,009)	$(1,689)
Adjustments to reconcile net loss to net cash used in operating activities	9,604	(1,082)
Changes in operating assets and liabilities	(7,774)	232
Net cash used in operating activities	$(3,179)	$(2,539)
Company Comments on Outlook for 2026
The Company today commented on its business outlook for 2026. The Company's outlook is based on the current indications for its business, which may change at any time. The Company expects total revenues in 2026 to be between $175 to $180 million, reflecting growth of approximately 20% to 23% year-over-year. The Company expects ending ARR at December 31, 2026 to increase to approximately $145 to $150 million, reflecting growth of approximately 20% to 25% year-over-year. The Company currently expects approximately 45% of the Company’s new unit deployments in 2026 to be delivered under the Company’s pure subscription model, with the remaining 55% deployed through the Company’s purchase‑subscription model. The Company expects to deliver positive full year Adjusted EBITDA1 in 2026 with Adjusted EBITDA1 margins in the high single digits.

Estimate	Issued March 10, 2026	Issued May 12, 2026
Total Revenue (Millions)	$172-$178	$175-$180
Ending ARR at 12/31/26 (Millions)	$145-$150	No Change
Adjusted EBITDA Margin[2]	High Single Digits	No Change
Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 4:30 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business. The conference call will be webcast live at http://ir.evolvtechnology.com.
About Evolv Technology
Evolv Technologies Holdings, Inc (NASDAQ: EVLV) is designed to transform human security to make a safer, faster, and better experience for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces, using industry leading artificial intelligence (AI)-powered screening and analytics. Its mission is to transform security to create a safer world to live, work, learn, and play. Evolv has digitally transformed the gateways in many places where people gather by enabling seamless integration combined with powerful analytics and insights. Evolv’s advanced systems have scanned more than four billion people since 2019. Evolv has been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT) as well as the Security Industry Association (SIA) 2024 New Products and Solutions (NPS) Award in the Law Enforcement/Public Safety/Guarding Systems category, as well as Sport Business Journal’s (SBJ) 2024 awards for “Best In Fan Experience Technology” and “Best In Sports Technology”. Evolv®, Evolv Express®, Evolv Insights®, Evolv Visual Gun Detection™, Evolv eXpedite™, and Evolv Eva™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit evolv.com.

1 We define Annual Recurring Revenue, or ARR, as the sum of subscription revenue and the recurring service revenue related to purchase subscriptions for the final month of the quarter all multiplied by twelve. The amount of revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly due to differences in our recurring and non-recurring revenue streams. To the extent that we are negotiating a renewal or upgrade with a customer after the expiration of the subscription and we are continuing to provide service to that customer, we may continue to include that associated revenue in ARR. If a customer notifies us that it is not renewing its subscription, we will continue to include associated revenue in ARR through the natural expiration of the subscription term. ARR should be viewed independently of, and not as a substitute for or forecast of, revenue or deferred revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

2 Non-GAAP Financial Measures In this press release, the Company’s adjusted operating expenses, adjusted gross profit (loss), adjusted gross margin, adjusted operating income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted earnings (loss), and adjusted earnings (loss) per diluted share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Adjusted operating expenses is defined as operating expenses less stock-based compensation expense, non-recurring employee restructuring and other separation costs, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of on-going operating expense levels. Other non-recurring legal and regulatory costs include non-recurring legal, accounting and professional fees related to the internal investigation, subsequent restatement, certain non-recurring regulatory, litigation and legal matters, as well as fees related to the resolution of the Securities and Exchange Commission investigation, net of estimated insurance recoveries. Adjusted gross profit and adjusted gross margin exclude stock-based compensation expense and amortization of capitalized stock-based compensation, which management believes provides a more meaningful representation of contribution margin. Adjusted operating income (loss) is defined as loss from operations, excluding stock-based compensation expense, amortization of capitalized stock-based compensation, non-recurring employee restructuring and other separation costs, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of operating results. Adjusted EBITDA and Adjusted EBITDA margin is defined as net income (loss) plus depreciation and amortization, stock-based compensation, interest expense (income), (benefit) provision for income taxes, change in fair value of contingent earn-out liability, change in fair value of contingently issuable/returnable common stock liability/asset, change in fair value of public warrant liability, loss on disposal of leased equipment, non-recurring employee restructuring and other separation costs, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of operating results. Adjusted earnings (loss) and Adjusted earnings (loss) per diluted share are defined as net income (loss) plus stock-based compensation, amortization of capitalized stock-based compensation, change in fair value of contingent earn-out liability, change in fair value of contingently issuable/returnable common stock liability/asset, change in fair value of public warrant liability, non-recurring employee restructuring and other separation costs, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of operating results. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. However, non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures included in this press release. The Company is unable to provide a reconciliation of Adjusted EBITDA to Net Income (Loss) and Adjusted EBITDA Margin to Net Profit Margin, each measure's most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable effort, because items that impact these GAAP financial measures are not within the Company’s control and/or cannot be reasonably predicted. These items may include, but are not limited to, predicting forward-looking share-based compensation, changes in the fair value of contingent earn out liabilities, changes in the fair value of contingently issuable/returnable common stock liabilities/assets, and changes in fair value of public warrant liabilities. Such information may have a significant, and potentially unpredictable, impact on the Company’s future financial results.
3 Recurring revenue includes the recurring portion of revenue associated with pure subscription contracts and hardware purchase subscription contracts. Non-recurring revenue includes revenue that is non-recurring in nature, such as product revenue, shipping revenue, revenue from installation, training, and professional services, and rental revenue.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release and related presentation materials other than statements of historical facts, including without limitation statements regarding our strategy, goals, business model, demand for our products, market opportunities, strategic partnerships, and future financial and operational results. Words such as “believe,” “may,” “will,” “expect,” “should,” “could,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “potential,” “continue,” “project,” “target,” “forecast,” “is/are likely to,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. The forward-looking statements in this press release and related presentation materials are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the amount of insurance reimbursements expected to be received for defense costs for counsel and consultants in connection with the securities litigation and related Securities and Exchange Commission (the “SEC”) and Department of Justice matters, and the following: our history of losses and ability to reach profitability; our reliance on reseller partners; expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures; our ability to renew customer contracts, our ability to renew customer contracts at terms favorable to the Company, the Company’s reliance on third party contract manufacturing and distribution, and a global supply chain; the Company recognizes a substantial portion of its revenue ratably over the term of its agreements, and, as a result, downturns or upturns in sales may not be immediately reflected in its operating results; the rate of innovation required to maintain competitiveness in the markets in which the Company competes; the competitiveness of the market in which the Company competes; the failure of our products to detect threats could result in injury or loss of life, which could harm our brand, reputation, and results of operations; the loss of designation of our Evolv Express® system as a Qualified Anti-Terrorism Technology under the Homeland Security SAFETY Act; risks related to our business model, which is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the sale of our subscription contracts; the ability for the Company to obtain, maintain, protect and enforce the Company’s intellectual property rights and use of “open source” software; the concentration of the Company’s revenues on a single solution; the Company’s ability to timely design, produce and launch its solutions, the Company’s ability to invest in growth initiatives and pursue acquisition opportunities; the limited liquidity and trading of the Company’s securities; risks related to existing and changing tax laws; geopolitical risk and changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; operational risk; risks related to material weaknesses in our internal control over financial reporting and our remediation plans and efforts, including related costs; risks related to increasing attention to and evolving expectations for sustainability initiatives; the impact of fluctuating general economic and market conditions and reductions in spending; the need for additional capital to support business growth, which might not be available on acceptable terms, if at all; and litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on resources. These and other important factors discussed in our most recent report on Form 10-Q or 10-K filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. The forward-looking statements in this press release and related presentation materials are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, it may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should review this press release and the documents that we reference in this press release and related presentation materials with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release and related presentation materials, whether as a result of any new information, future events or otherwise.
Investor Relations:
Brian Norris
Senior Vice President of Finance and Investor Relations
bnorris@evolvtechnology.com

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Product revenue	$13,421	$2,322
Subscription revenue	23,148	19,237
Service revenue	8,589	6,730
License fee and other revenue	1,170	3,718
Total revenue	46,328	32,007
Cost of revenue:
Cost of product revenue	11,856	3,184
Cost of subscription revenue	8,367	7,896
Cost of service revenue	2,192	1,705
Cost of license fee and other revenue	314	72
Total cost of revenue	22,729	12,857
Gross profit	23,599	19,150
Operating expenses:
Research and development	5,885	4,862
Sales and marketing	12,671	11,043
General and administrative	13,515	14,972
Restructuring costs	—	2,662
Total operating expenses	32,071	33,539
Loss from operations	(8,472)	(14,389)
Other income, net
Interest expense	(962)	(1)
Interest income	515	389
Other income (expense), net	(37)	25
Change in fair value of contingent earn-out liability	374	8,976
Change in fair value of contingently issuable/returnable common stock liability/asset	1,492	1,653
Change in fair value of public warrant liability	2,044	1,721
Total other income, net	3,426	12,763
Loss before income taxes	(5,046)	(1,626)
(Benefit) provision for income taxes	(37)	63
Net loss	$(5,009)	$(1,689)
Net loss attributable to common stockholders – basic and diluted	$(5,009)	$(1,689)

Weighted average common shares outstanding – basic and diluted	177,057,656	160,808,391
Net loss per share – basic and diluted	$(0.03)	$(0.01)

Net income (loss)	$(5,009)	$(1,689)
Other comprehensive income (loss)
Cumulative translation adjustment	28	(46)
Total other comprehensive income (loss)	28	(46)
Total comprehensive loss	$(4,981)	$(1,735)

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$56,081	$49,150
Marketable securities	4,992	19,885
Accounts receivable, net	42,713	30,841
Inventory	8,256	9,317
Current portion of contract assets	1,199	878
Current portion of commission asset	5,644	6,062
Prepaid expenses and other current assets	33,094	35,169
Total current assets	151,979	151,302
Contract assets, noncurrent	12	15
Commission asset, noncurrent	7,728	7,867
Property and equipment, net	127,839	127,522
Operating lease right-of-use assets	11,871	12,303
Other assets	5,210	5,400
Total assets	$304,639	$304,409

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,089	$9,770
Accrued expenses and other current liabilities	30,345	35,293
Current portion of deferred revenue	75,314	74,924
Current portion of operating lease liabilities	3,116	2,989
Total current liabilities	125,864	122,976
Deferred revenue, noncurrent	17,036	16,716
Long-term debt	28,665	28,596
Operating lease liabilities, noncurrent	10,190	10,654
Contingent earn-out liability, noncurrent	—	374
Contingently issuable common stock liability, noncurrent	392	1,809
Public warrant liability, noncurrent	1,818	3,862
Total liabilities	183,965	184,987

Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 authorized at March 31, 2026 and December 31, 2025; no shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value; 1,100,000,000 shares authorized at March 31, 2026 and December 31, 2025; 179,458,233 and 175,399,488 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	18	18
Additional paid-in capital	513,580	507,347
Accumulated other comprehensive loss	(113)	(141)
Accumulated deficit	(392,811)	(387,802)
Stockholders’ equity	120,674	119,422
Total liabilities and stockholders’ equity	$304,639	$304,409

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(5,009)	$(1,689)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,801	5,530
Write-off of inventory and change in inventory reserve	60	2
Loss on disposal of property and equipment	184	321
Stock-based compensation	5,587	4,879
Amortization of debt issuance costs	282	—
Amortization of premium on marketable securities, net of change in accrued interest	168	71
Non-cash lease expense	432	424
Change in allowance for expected credit losses	—	41
Change in fair value of earn-out liability	(374)	(8,976)
Change in fair value of contingently issuable/returnable common stock liability/asset	(1,492)	(1,653)
Change in fair value of public warrant liability	(2,044)	(1,721)
Changes in operating assets and liabilities
Accounts receivable	(11,872)	(6,124)
Inventory	1,657	7,172
Commission assets	557	203
Contract assets	(318)	(321)
Other assets	265	82
Prepaid expenses and other current assets	(1,883)	(3,859)
Accounts payable	7,614	2,780
Deferred revenue	710	500
Accrued expenses and other current liabilities	(4,167)	(71)
Operating lease liability	(337)	(130)
Net cash used in operating activities	(3,179)	(2,539)
Cash flows from investing activities:
Development of internal-use software	(1,223)	(1,556)
Purchases of property and equipment	(3,742)	(12,730)
Purchases of marketable securities	—	(9,875)
Proceeds from maturities of marketable securities	14,725	14,800
Net cash provided by (used in) investing activities	9,760	(9,361)
Cash flows from financing activities:
Proceeds from exercise of stock options	322	20
Net cash provided by financing activities	322	20
Effect of exchange rate changes on cash and cash equivalents	28	(46)
Net increase (decrease) in cash and cash equivalents	6,931	(11,926)
Cash and cash equivalents
Cash and cash equivalents at beginning of period	49,150	37,015
Cash and cash equivalents at end of period	$56,081	$25,089

EVOLV TECHNOLOGY
SUMMARY OF KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended or as of,
($ in thousands)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
New customers	54	63	62	64	48
Annual recurring revenue	$105,990	$110,516	$117,200	$120,467	$127,300
Recurring revenue	$25,753	$26,678	$30,120	$29,547	$31,176

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES
(In thousands)
(Unaudited)

	Three Months Ended,
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Operating expenses, GAAP	$33,539	$33,711	$29,902	$26,613	$32,071
Stock-based compensation	(4,660)	(5,265)	(5,121)	(5,006)	(5,272)
Non-recurring employee restructuring and other separation costs	(2,137)	(827)	(6)	—	—
Other non-recurring legal and regulatory costs	(3,561)	(5,979)	36	2,225	99
Adjusted operating expenses	$23,181	$21,640	$24,811	$23,832	$26,898

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT, GAAP GROSS MARGIN TO ADJUSTED GROSS MARGIN AND GAAP INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME (LOSS)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$46,328	$32,007
Cost of revenue	22,729	12,857
Gross profit, GAAP	23,599	19,150
Stock-based compensation	315	219
Amortization of capitalized stock-based compensation	161	103
Adjusted gross profit	$24,075	$19,472

Gross margin %	50.9%	59.8%
Impact of adjustments from Gross profit, GAAP to Adjusted gross profit	1.1%	1.0%
Adjusted gross margin %	52.0%	60.8%

	Three Months Ended March 31,
	2026	2025
Loss from operations, GAAP	$(8,472)	$(14,389)
Stock-based compensation	5,587	4,879
Amortization of capitalized stock-based compensation	161	103
Non-recurring employee restructuring and other separation costs	—	2,137
Other non-recurring legal and regulatory costs	(99)	3,561
Adjusted loss from operations	$(2,823)	$(3,709)

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA AND NET PROFIT MARGIN TO ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net loss	$(5,009)	$(1,689)
Depreciation and amortization	6,801	5,530
Stock-based compensation	5,587	4,879
Interest expense (income)	447	(388)
(Benefit) provision for income taxes	(37)	63
Change in fair value of contingent earn-out liability	(374)	(8,976)
Change in fair value of contingently issuable/returnable common stock liability/asset	(1,492)	(1,653)
Change in fair value of public warrant liability	(2,044)	(1,721)
Loss on disposal of leased equipment*	164	321
Non-recurring employee restructuring and other separation costs	—	2,137
Other non-recurring legal and regulatory costs	(99)	3,561
Adjusted EBITDA	$3,944	$2,064

Net profit margin %	(10.8)%	(5.3)%
Impact of adjustments from Net loss to Adjusted EBITDA	19.3%	11.7%
Adjusted EBITDA margin %	8.5%	6.4%
*Q1 2025 figure reflects refinements of our adjusted EBITDA calculation in Q3 2025, applied consistently to all prior quarters.
EVOLV TECHNOLOGY
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EARNINGS (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net loss	$(5,009)	$(1,689)
Stock-based compensation	5,587	4,879
Amortization of capitalized stock-based compensation	161	103
Change in fair value of contingent earn-out liability	(374)	(8,976)
Change in fair value of contingently issuable/returnable common stock liability/asset	(1,492)	(1,653)
Change in fair value of public warrant liability	(2,044)	(1,721)
Non-recurring employee restructuring and other separation costs	—	2,137
Other non-recurring legal and regulatory costs	(99)	3,561
Adjusted loss	$(3,270)	$(3,359)

Weighted average common shares outstanding – diluted	177,057,656	160,808,391

Net loss per share – diluted	$(0.03)	$(0.01)
Impact of adjustments from Net loss to Adjusted loss	0.01	(0.01)
Adjusted loss per share – diluted	$(0.02)	$(0.02)

	Three Months Ended,
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Stock-based compensation:
Cost of product revenue	$8	$17	$32	$39	$58
Cost of subscription revenue	137	167	146	135	138
Cost of service revenue	67	74	72	80	100
Cost of license fee and other revenue	7	24	19	20	19
Research and development	1,115	1,154	1,227	1,252	1,280
Sales and marketing	1,048	1,710	1,480	1,330	1,566
General and administrative	1,972	2,401	2,414	2,424	2,426
Restructuring costs	525	—	—	—	—
Total stock-based compensation	$4,879	$5,547	$5,390	$5,280	$5,587

Amortization of capitalized stock-based compensation:
Cost of subscription revenue	$59	$60	$63	$82	$86
Cost of service revenue	44	47	51	68	75
Total amortization of capitalized stock-based compensation	$103	$107	$114	$150	$161

Non-recurring employee restructuring and other separation costs:
Cost of service revenue	$—	$6	$—	$—	$—
Research and development	—	31	—	—	—
Sales and marketing	—	613	6	—	—
General and administrative	—	183	—	—	—
Restructuring costs	2,137	—	—	—	—
Total non-recurring employee restructuring and other separation costs	$2,137	$833	$6	$—	$—